EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. (S) 1350

(ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

In connection with the periodic report of Illinois Power Company (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Larry F. Altenbaumer, President of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)   the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the  periods indicated.

Date: November 14, 2003	/s/ Larry F. Altenbaumer

Larry F. Altenbaumer President

A signed original of this written statement required by Section 906 has been provided to Illinois Power Company and will be retained by Illinois Power Company and furnished to the Securities and Exchange Commission or its staff upon request.